Exhibit 10.27

Technical Service Contract of Tangningziyabitusipian

Party A: Xi’an Qinba Pharmaceutical Co., Ltd

Party B: Xi’an Keli Pharmaceutical Co., Ltd

Pursuant to the Contract Law of the People's Republic provisions, Party A and Party B agreed with mutual benefit and equality freewill and the principle of good faith, two parties come to an agreement (the “Contract”) about technical service of the newly registered drug of Tangningziyabitusipian.

I   Technical standard

The preparation technology and approval materials (clinical trial excluded, hereinafter the same) and original record of Tangningziyabitusipian shall meet the demand of the drug evaluation center of State Food and Drug Administration (“SFDA”), thus Party A can get the production approval document issued by the SFDA.

II  Requirements and acceptance standard of technology achievements service

4.	All documents and original records shall meet the standard set by the drug evaluation center of the SFDA.
5.	The preparation technology is feasible in the industrialized production process and the stability of the product meets the quality standards.

III  Technology service cost and method of payment

3.	Total cost of technical service: RMB 5,000,000
4.	Method of payment：One-time advance payment
5.	After execution of this Contract, Part A shall pay RMB 5,000,000 to Party B.

IV  The responsibilities and obligations of two parties

    The responsibilities and obligations of Party A：

5.	Making payment following the method set forth in this Contract
6.	Packaging and sterilization of the samples
7.
Providing egal registration certificates, including Drug Manufacturing Certificate, Good Manufacturing Practice Authentication Certificate, Drug Packaging Materials And Containers Registration Certificate etc.

8.	Filing of the product with relevant governmental agencies (including bioequivalence test)

The responsibilities and obligations of Party B：

4.	Research and development of the product, the materials for the filing and resolving all technical problems before the filing
5.	Providing Party A with samples for packaging and sterilization, helping resolve the technical problems in the production process
6.	Providing related materials and documents requested by the SFDA

V  Time schedule and work schedule

3.	After Party A provides legal documents, Party B should hand over the materials and samples about the filing to Party A in the time period set by Party A.
4.	After evaluated by the evaluation center of the SFDA, if additional material is needed, Party B should provide supplemental documents within 30 days to the SFDA.

VI  The risk and responsibility of breach

5.
A breach is defined as one party’s nonperformance of this Contract without the written consent of the other party. The breaching party shall be held liable under the relevant provisions of the Technology Contract Law.

6.	Under the following circumstances, Party B should return all the payments made by Party A within 30 days,
c.	The technology Party B offered to Party A has patent disputes involving both domestic and international intellectual property ownership issues.
d.	Party A fails to get the approval because of the technical materials provided by Party B.
7.	If the failure of successful filing is attributable to Party A, Party B shall be regarded that it has completed its duty under this Contract, and Party A should be responsible for the loss.
8.	Neither party shall be held liable under the following circumstances：
c.	Both sides agree in writing (such as the supplementary agreement) that approved conditions can be exempted from liability.
d.	This Contract is terminated by force majeure causes.

VII  Other issues

3.
When dispute arises in the performance of the Contract, both parties should distinguish the responsibility according to this Contract, and resolve the dispute in a friendly way. If negotiation fails, both parties may launch a lawsuit in a People's Court with proper jurisdiction.

4.	Other matters not covered in this Contract shall be settled through friendly negotiation by both parties.

This Contract has three pages and four copies. Each party shall hold two copies. This Contract shall take effect on the date of execution.

Party A：Xi’an Qinba Pharmaceutical Co., Ltd	Party B：Xi’an Keli Pharmaceutical Co., Ltd Company

（seal ）	（seal）

Delegate of Party A（signature）：	Delegate of Party B（signature）:

Date: Nov.30, 2010	Date: Nov.30, 2010

Supplemental Agreement of Technical Service Contract of Tangningziyabitusipian

Party A: Xi’an Qinba Pharmaceutical Co., Ltd

Party B: Xi’an Keli Pharmaceutical Co., Ltd

Since Party A is not sure about the time schedule of providing the documents and materials, both parties reach the agreement as the supplemental agreement (the “Agreement”) of the Technical Service Contract of Tangningziyabitusipian (the “Main Contract”).

IV.	Party A should provide legal documents and materials according to the Main Contract within six months from the day of execution.
V.	Party B shall perform pursuant to the terms of the Main Contract within two years after Party A has provided the legal documents and materials.
VI.	If Party A fails to satisfy Clause I above, the Agreement shall be automatically regarded as void, and Party B may keep the payments received.
If party B fails to satisfy Clause II above, Party B should return the payments received from Party within 30 days and need to pay a penalty to Party A with a national deposit interest rate.

This Agreement has one page and two copies. Each party shall hold one copy and this Agreement shall take effect on the date of execution.

Party A：Xi’an Qinba Pharmaceutical Co., Ltd	Party B：Xi’an Keli Pharmaceutical Co., Ltd Company

（seal ）	（seal）

Delegate of Party A（signature）：	Delegate of Party B（signature）:

Date: Dec. 3, 2010	Date: Dec. 3, 2010

Supplemental Agreement of Technical Service Contract of Tangningziyabitusipian II

Party A: Xi’an Qinba Pharmaceutical Co., Ltd

Party B: Xi’an Keli Pharmaceutical Co., Ltd

Since Party A is not sure about the time schedule of providing the documents and materials, both parties reach the agreement as the supplemental agreement (the “Agreement II”)of the Technical Service Contract of Tangningziyabitusipian (the “Main Contract”).

IV.
Party A failed to satisfy Clause I of the Agreement executed on December 3, 2010. Both Parties would execute this Agreement II with understanding and the aim to long-term cooperation, agreeing that Party A should provide the legal documents within nine months upon execution of this Agreement II.

V.	Party B should perform the Main Contract within two years after Party A has provided the legal documents and materials.
VI.	If Party A fails to satisfy Clause I above, the Agreement shall be automatically regarded as void, and Party B may keep the payments received.
If party B fails to satisfy Clause II above, Party B should return the payments received from Party within 30 days and need to pay a penalty to Party A with a national deposit interest rate starting from the day Party A provides the legal documents.

This Agreement II has one page and two copies. Each party shall hold one copy and this Agreement shall take effect on the date of execution.

Party A：Xi’an Qinba Pharmaceutical Co., Ltd	Party B：Xi’an Keli Pharmaceutical Co., Ltd Company

（seal ）	（seal）

Delegate of Party A（signature）：	Delegate of Party B（signature）:

Date: June. 30, 2011	Date: June. 30, 2011

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